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                                                                    Exhibit 23.1

                              ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and
Stockholders of Prime Hospitality Corp.:

As independent public accountants, we hereby consent to the use of our report dated January 28, 1997, covering the Company's consolidated financial statements for the years ended December 31, 1994, 1995 and 1996 and to all references to our firm included in or made a part of this Registration Statement.


                                      ARTHUR ANDERSEN LLP

                                      /s/ Arthur Andersen LLP


Roseland, New Jersey
October 23, 1997